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                                                                     EXHIBIT 5.1

                          [Letterhead of Piper Rudnick]

                                            203 North LaSalle Street, Suite 1800
                                                    Chicago, Illinois 60601-1293
                                              MAIN 312.368.4000 FAX 312.236.7516


                               September 13, 2002

The Boeing Company
100 North Riverside Plaza
Chicago, Illinois  60606

Ladies and Gentlemen:

     We have served as counsel for The Boeing Company, a Delaware corporation (the "Company"), in connection with the Company's registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to debt securities with a maximum offering price of up to $1,000,000,000 (the "Securities") filed with the Securities and Exchange Commission on September 13, 2002. This opinion letter is furnished to you at your request to enable the Company to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. Section 229.601(b)(5), in connection with the Registration Statement.

     We assume that the classification, if any, terms and conditions, amount, issuance and sale of the Securities to be offered from time to time will be duly authorized and determined by proper action by the Company consistent with the procedures and terms described in the Registration Statement and in accordance with the Company's Restated Certificate of Incorporation (the "Certificate of Incorporation"), and with the applicable laws of the State of Delaware.

     For purposes of this opinion letter, we have examined copies of the following documents:

     1.   An executed copy of the Registration Statement.

     2. The Certificate of Incorporation as certified by the Assistant Secretary of the Company on the date hereof as then being complete, accurate and in effect.

     3. The By-Laws, as amended to date, of the Company as certified by the Assistant Secretary of the Company on the date hereof as then being complete, accurate and in effect.



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                                                              The Boeing Company
                                                              September 13, 2002
                                                                          Page 2

     4. Resolutions of the Board of Directors of the Company adopted on August 27, 2002 as certified by the Assistant Secretary of the Company on the date hereof as then being complete, accurate and in effect, approving the issuance and registration of the Securities and related matters.

     The opinions set forth herein are qualified as stated therein and are qualified further by the following:

     a. This opinion is based upon existing laws, ordinances and regulations in effect as of the date hereof and as they presently apply.

     b. We are admitted to practice law in the State of Illinois. We express no opinion as to the effect of the laws of any state or jurisdiction other than the Delaware General Corporation Law ("DGCL") and the laws of the United States of America upon the transactions described herein.

     c. The Securities will be issued from time to time either in whole or in part under one or the other of two separate indentures each between the Company and JPMorgan Chase Bank, as trustee (each of such indentures being herein called an "Indenture" and such indentures being collectively called the "Indentures").

     d. In rendering the opinions set forth below, we have relied, to the extent we believe appropriate, as to matters of fact, (i) upon certificates or statements of public officials and of the officers of the Company and (ii) upon representations and warranties of the Company contained in the Registration Statement, as applicable, and we have made no independent investigation or verification of said facts. No opinion is being expressed as to the effect of any event, fact or circumstance of which we have no actual knowledge.

     e. We have assumed the competency of the signatories to the Registration Statement, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the accuracy and completeness of all records made available to us.

     f. The opinions hereafter expressed are qualified to the extent that: (i) the characterization of, and the enforceability of any rights or remedies in, any agreement or instrument may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer, equitable subordination, or similar laws and doctrines affecting the rights of creditors generally and general equitable principles; (ii) the availability of specific

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                                                              The Boeing Company
                                                              September 13, 2002
                                                                          Page 3

          performance, injunctive relief or any other equitable remedy is subject to the discretion of a court of competent jurisdiction; (iii) a waiver of rights under any usury law may be unenforceable; and (iv) the provisions of any document, agreement or instrument that (a) may require indemnification or contribution for liabilities under the provisions of any Federal or state securities laws or in respect to the neglect or wrongful conduct of the indemnified party or its representatives or agents, (b) purport to confer, waive or consent to the jurisdiction of any court, or (c) waive any right granted by common or statutory law, may be unenforceable as against public policy.

     Based upon, subject to and limited by the foregoing, we are of the opinion that when:

     a. the Registration Statement and any amendments thereto have become effective;

     b. the issuance of the Securities and approval of the final terms thereof have been duly authorized for issuance by the Company by appropriate corporate action and the Securities have been duly executed, authenticated and delivered against payment therefor, as contemplated by the applicable prospectus and/or prospectus supplement made part of the Registration Statement and any underlying underwriting or purchase agreement; and

     c. the related Indenture or Indentures, as the case may be, have been duly authorized by appropriate corporate action and have been duly executed and delivered;

subject to the final terms of the Securities being in compliance with then applicable law, the Securities will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and will entitle the holders thereof to the benefits provided by the related Indenture or Indentures.

     We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this opinion letter and will be incorporated by reference into the Registration Statement. This opinion letter should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

     We hereby consent (i) to be named in the Registration Statement, and in the Prospectus, as attorneys who will pass upon the legality of the Securities to be sold thereunder and (ii) to the filing of this opinion as an Exhibit to the Registration Statement. In giving this opinion, we do not thereby admit that we are an "expert" within the meaning of the Securities Act.

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                                                              The Boeing Company
                                                              September 13, 2002
                                                                          Page 4

     We call your attention to the fact that, although we represent the Company in connection with the subject transaction, our engagement has been limited to specific matters as to which we have been consulted.

     This opinion is limited to the matters stated herein. We disavow any obligation to update this opinion or advise you of any changes in our opinion in the event of changes in applicable laws or facts or if additional or newly discovered information is brought to our attention. This opinion is provided to you as a legal opinion only and not as a guaranty or warranty of the matters discussed herein or in the documents referred to herein. No opinion may be inferred or implied beyond the matters expressly stated herein and no portion of this opinion may be quoted or in any other way published without the prior written consent of the undersigned.

                                         Very truly yours,

                                         /s/ Piper Rudnick

                                         PIPER RUDNICK